                                                                   EXHIBIT 10.12

                               THE FLATLEY COMPANY

                        STANDARD FORM OF COMMERCIAL LEASE



                            SUBMISSION NOT AN OPTION

EMPLOYEES OR AGENTS OF LANDLORD HAVE NO AUTHORITY TO MAKE OR AGREE TO MAKE A LEASE OR ANY OTHER AGREEMENT IN CONNECTION HEREWITH. THE SUBMISSION OF THIS LEASE FOR EXAMINATION AND NEGOTIATION DOES NOT CONSTITUTE AN OFFER TO LEASE, A RESERVATION OF, OR OPTION FOR THE PREMISES AND SHALL VEST NO RIGHT IN ANY PARTY. TENANT OR ANYONE CLAIMING UNDER OR THROUGH TENANT SHALL HAVE THE RIGHTS TO THE PREMISES AS SET FORTH HEREIN AND THIS LEASE BECOMES EFFECTIVE AS A LEASE ONLY UPON EXECUTION, ACKNOWLEDGMENT AND DELIVERY THEREOF BY LANDLORD AND TENANT, REGARDLESS OF ANY WRITTEN OR VERBAL REPRESENTATION OF ANY AGENT, MANAGER OR EMPLOYEE OF LANDLORD TO THE CONTRARY.

                                TABLE OF CONTENTS

SECTION                                                                     PAGE

ARTICLE I       SUMMARY OF BASIC LEASE PROVISIONS                              2

SECTION 1.1     INTRODUCTION                                                   2

SECTION 1.2     BASIC DATA                                                     2

SECTION 1.3     ENUMERATION OF EXHIBITS                                        4

ARTICLE II      DESCRIPTION OF PREMISES AND APPURTENANT RIGHTS                 4

SECTION 2.1     LOCATION OF PREMISES                                           4

SECTION 2.2     APPURTENANT RIGHTS AND RESERVATIONS                            4

ARTICLE III     TERM OF LEASE: CONDITION OF PREMISES                           5

SECTION 3.1     TERM OF LEASE                                                  5

SECTION 3.2     CONDITION OF PREMISES                                          6

SECTION 3.3     OPTION TO EXTEND                                               6

ARTICLE IV      RENT                                                           6

SECTION 4.1     RENT PAYMENTS                                                  6

SECTION 4.2     REAL ESTATE TAX                                                7

SECTION 4.3     TENANT'S SHARE OF OPERATING COSTS                              9

ARTICLE V       USE OF PREMISES                                               11

SECTION 5.1     PERMITTED USE                                                 11

SECTION 5.2     COMPLIANCE WITH LAWS                                          11

SECTION 5.3     INSURANCE RISKS                                               12

SECTION 5.4     ELECTRICAL EQUIPMENT                                          12

SECTION 5.5     TENANT'S OPERATIONAL COVENANTS                                12

SECTION 5.6     SIGNS, BLINDS and DRAPES                                      13

SECTION 5.7     HAZARDOUS MATERIALS                                           13

ARTICLE VI      INSTALLATIONS, ALTERATIONS, AND ADDITIONS                     13

SECTION 6.1     INSTALLATIONS, ALTERATIONS, AND ADDITIONS                     14

ARTICLE VII     ASSIGNMENT AND SUBLETTING                                     15

SECTION 7.1     PROHIBITION                                                   15

SECTION 7.2     ACCEPTANCE OF RENT FROM TRANSFEREE                            16

ARTICLE VIII    REPAIRS AND MAINTENANCE                                       16

SECTION 8.2     LANDLORD OBLIGATIONS                                          17

ARTICLE IX      SERVICES TO BE FURNISHED BY LANDLORD; UTILITIES               18

SECTION 9.1     LANDLORD'S SERVICES                                           18

SECTION 9.2     CAUSES BEYOND CONTROL OF THE LANDLORD                         18

SECTION 9.3     SEPARATELY METERED UTILITIES                                  18

ARTICLE X       INDEMNITY                                                     19

SECTION 10.1    THE TENANT'S INDEMNITY                                        19

SECTION 10.2    THE TENANT'S RISK                                             19

SECTION 10.3    INJURY CAUSED BY THIRD PARTIES                                20

SECTION 10.4    SECURITY                                                      20

ARTICLE XI      INSURANCE                                                     20

SECTION 11.1    INSURANCE OBLIGATIONS                                         20

SECTION 11.2    CONSTRUCTION PERIOD INSURANCE                                 20

SECTION 11.3    WAIVER OF SUBROGATION                                         21

ARTICLE XII     CASUALTY                                                      21

SECTION 12.1    DEFINITION OF "SUBSTANTIAL DAMAGE" AND "PARTIAL DAMAGE"       21

SECTION 12.2    PARTIAL DAMAGE TO THE BUILDING                                21

SECTION 12.3    SUBSTANTIAL DAMAGE TO THE BUILDING                            22

SECTION 12.4    ABATEMENT OF RENT                                             22

SECTION 12.5    MISCELLANEOUS                                                 22

ARTICLE XIII    EMINENT DOMAIN                                                22

SECTION 13.1    RIGHTS OF TERMINATION FOR TAKING                              22

SECTION 13.2    PAYMENT OF AWARD                                              22

SECTION 13.3    ABATEMENT OF RENT                                             23

SECTION 13.4    MISCELLANEOUS                                                 23

ARTICLE XIV     TENANT'S DEFAULT                                              24

SECTION 14.1    TENANT'S DEFAULT                                              24

ARTICLE XV      THE LANDLORD'S ACCESS TO PREMISES                             24

SECTION 15.1    THE LANDLORD'S RIGHT OF ACCESS                                29

ARTICLE XVI     LANDLORD'S MORTGAGES                                          29

SECTION 16.1    SUBORDINATION                                                 29

SECTION 16.2    MODIFICATIONS                                                 29

ARTICLE XVII    MISCELLANEOUS PROVISIONS                                      29

SECTION 17.1    CAPTIONS                                                      30

SECTION 17.2    BROKERAGE                                                     31

SECTION 17.3    HOLDOVER                                                      31

SECTION 17.4    COUNTERPARTS                                                  31

SECTION 17.5    CONSTRUCTION AND GRAMMATICAL USAGE                            31

SECTION 17.6    SECURITY DEPOSIT                                              31

SECTION 17.7    LANDLORD'S ENFORCEMENT                                        32

SECTION 17.8    NO SURRENDER                                                  32

SECTION 17.9    COVENANT OF QUIET ENJOYMENT                                   32

SECTION 17.10   NO PERSONAL LIABILITY OF THE LANDLORD                         33

SECTION 17.11   NOTICES                                                       33

SECTION 17.12   FINANCIAL INFORMATION                                         33

SECTION 17.13   RULES AND REGULATIONS                                         33

SECTION 17.14   RIGHT TO MOVE                                                 33

SECTION 17.15   ESTOPPEL CERTIFICATES                                         34

SECTION 17.15   WHEN LEASE BECOMES BINDING                                    34

SECTION 17.16   MISCELLANEOUS                                                 34

SECTION 17.17   ENTIRE AGREEMENT                                              34

RULES AND REGULATIONS                                                         36

EXHIBIT A:      PLAN showing the Premises                                     37

EXHIBIT B:      Description of Landlord's Work                                38

EXHIBIT C:      Term Commencement Date Agreement                              39

                                      LEASE

       This instrument is an indenture of lease by and between Thomas J. Flatley d/b/a The Flatley Company ("Landlord") and Enterasys Networks, Inc., a Delaware corporation ("Tenant").

       The parties to this instrument hereby agree with each other as follows:

                                    ARTICLE I
                        SUMMARY OF BASIC LEASE PROVISIONS

1.1    INTRODUCTION

       As further supplemented in the balance of this instrument and its Exhibits, the following sets forth the basic terms of this Lease, and, where appropriate, constitutes definitions of certain terms used in this Lease.


1.2    BASIC DATA

Date:                         October 31, 2001

Landlord:                     Thomas J. Flatley d/b/a The Flatley Company

Present Mailing Address
of Landlord:                  50 Braintree Hill Office Park
                              Braintree, MA 02184
                              Attn: Commercial/Industrial Division

Payment Address:              The Flatley Company
                              P.O. Box 850168
                              Braintree, MA 02185
                              Attn: Commercial/Industrial A/R

Tenant:                       Enterasys Networks, Inc.

Mailing Address of Tenant:    Until Rent Commencement Date:
                              Enterasys Networks, Inc.
                              35 Industrial Way
                              Rochester, NH 03866
                              Attn: Office of General Counsel

                              After Rent Commencement Date:
                              Portsmouth Circle Business Center
                              Portsmouth, NH 03801
                              Attn: Office of General Counsel

Billing Address:              Enterasys Networks, Inc.

Premises: Suite Number consisting of approximately 46,877 square feet of space
in the Portsmouth Circle Business Center (the "Building"),       Street,
Portsmouth, NH 03801.

Lease Term: Five (5) years (plus the partial calendar month immediately following the Term Commencement Date if the Term Commencement Date does not fall on the first (1st) day of a month).

Term Commencement Date: Shall mean November 15, 2001.

Base Rent: For the first (1st) lease year continuing through and including the second (2nd) lease year, at the rate of $358,609.00 per annum ($29,884.00 per month);

For the third (3rd) lease year, at the rate of $421,893.00 per annum ($35,158.00 per month); and

For the fourth (4th) lease year continuing through and including the fifth (5th) lease year, at the rate of $480,489.00 per annum ($40,041.00 per month).

Rent Commencement Date: December 1, 2001.

Security Deposit: $29,884.00

Permitted Use: General business office and/or electronics research and development uses, and for no other purpose or purposes.

Tenant's Proportionate
Share: 26%; shall initially be based on the fraction:

Square Footage of TENANT's Premises: 46,877 divided by
Aggregate of All the Rentable Square Footage : 180,817

(whether or not rented or improved within the entire Building, and all such square footages measured in accordance with BOMA standards). In the event that there is any expansion of the Building or additional development on the Lot, Tenant's Proportionate Share shall be adjusted accordingly.

Additional Rent: (i) Operating Expenses: All Operating Costs (as defined in
Section 4.3) for the Building and Lot.

(ii) Real Estate Taxes: All Real Estate Taxes (as defined in Section 4.2) for the Building and tax lot or lots on which the Building and other improvements are located ("Lot").

Tenant's Insurance
Requirements: Public Liability: ONE MILLION AND 00/100 ($1,000,000.00) Dollars for injury to one person, ONE MILLION AND 00/100 ($1,000,000.00) Dollars for injury to more than one person, per incident with umbrella liability coverage in an amount not less than FIVE MILLION AND 00/100 ($5,000,000.00) Dollars.

Property Damage: ONE MILLION AND 00/100 ($1,000,000.00) Dollars per incident.

1.3    ENUMERATION OF EXHIBITS

Exhibit A:  Plan showing the Premises.

Exhibit B:  Description of Tenant's Work.

Exhibit C:  Term Commencement Date Agreement

Exhibit D:  Tenant's Signs

                                   ARTICLE II

                 DESCRIPTION OF PREMISES AND APPURTENANT RIGHTS

2.1    LOCATION OF PREMISES

       The Landlord hereby leases to Tenant, and Tenant hereby accepts from Landlord, the premises (the "Premises") consisting of approximately 46,877 square feet of space, in the Building located at Portsmouth Circle Business Center, 500 Spaulding Turnpike, Portsmouth, NH 03801 as identified on Exhibit A. Nothing in Exhibit A shall be treated as a representation that the Premises or the Building shall be precisely of the area, dimensions, or shapes as shown, it being the intention of the parties only to show diagrammatically, rather than precisely, on Exhibit A the layout of the Premises and the Building.

2.2    APPURTENANT RIGHTS AND RESERVATIONS

       Tenant shall have, as appurtenant to the Premises, rights to use in common with others entitled thereto the common facilities included in the Building or the land on which the Building is located (the "Lot"), including common walkways, driveways, lobbies, hallways, ramps, stairways and elevators, necessary for access to said Premises and lavatories nearest thereto. Such rights shall always be subject to reasonable rules and regulations from time to time established by Landlord by suitable notice, and to the right of Landlord to designate and to change from time to time the areas and facilities so to be used, provided that such changes do not unreasonably interfere with the use of the Premises for the Permitted Use

       Not included in the Premises are the roof or ceiling, the floor and all perimeter walls of the space identified in Exhibit A, except the inner surfaces thereof and the perimeter doors and windows provided that (i) Tenant shall have the right to access the rooftop HVAC equipment serving the Premises and other areas containing equipment or other appurtenances to the Premises, and (ii) Tenant shall have the right to install wires, cables, wire trays and similar conduits above the ceiling and in the exterior or interior walls of the Building in a good and workmanlike manner and without interference with Landlord's utility conduits provided that Tenant shall provide as-built plans of such installations within sixty (60) days of completion. The Landlord reserves the right to install, use, maintain, repair and replace in the Premises (but in such manner as not unreasonably to interfere with Tenant's use of the Premises) utility lines, shafts, pipes, and the like, in, over and upon the Premises, provided that the same are located above the dropped ceiling (or, if there is no dropped ceiling, then within three (3) feet of the roof deck), below the floor surfaces or tight against demising walls or columns. Landlord agrees to repair any damage to the Premises caused by the installation, repair and maintenance of any such items. Such utility lines, shafts, pipes and the like shall not be deemed part of the Premises under this Lease. The Landlord also reserves the right to alter or relocate any common facility and to change the lines of the Lot, provided such actions do not unreasonably interfere with the Tenant's use and enjoyment of the Premises for the Permitted Use.

Landlord shall provide and maintain for Tenant's use not less than 280 parking spaces on the Lot as shown on Exhibit A, or construct the New Spaces elsewhere on the Lot, of which seventy seven (77) shall be spaces reserved for Tenant's exclusive use and are so labeled on Exhibit A and 203 spaces shall be used in common with other tenants and occupants of the Building, and their invitees, on a first-come first serve basis. Notwithstanding the foregoing, Landlord and Tenant acknowledge that the area labeled "New Spaces" on Exhibit A has not been constructed. Landlord agrees to use commercially reasonable efforts to obtain all permits and approvals expeditiously and complete construction of the New Spaces by December 15, 2001.

                                   ARTICLE III
                      TERM OF LEASE: CONDITION OF PREMISES

3.1    TERM OF LEASE

       The term of this Lease shall be the period specified in Section 1.2 hereof as the "Lease Term" commencing upon the Term Commencement Date specified in Section 1.2. Promptly upon the determination of the date constituting the Term Commencement Date, the parties hereto shall enter into a term commencement date agreement substantially in the form of Exhibit C attached hereto and made a part hereof. Commencing upon the date of execution of this Lease, Tenant shall have the right of access to enter the Premises for any reasonable purposes consistent with the Permitted Use, including to perform Tenant's Work, for furnishing, fixturing, cabling and the like, and for actual occupancy of all or any part of the Premises for the conduct of its business.

3.2    CONDITION OF PREMISES

       Landlord makes no, and expressly hereby denies any, representations or warranties regarding the condition or suitability of the Premises. Tenant agrees that it takes the Premises "as is," without any such representation or warranty. Notwithstanding the foregoing, Landlord agrees that the HVAC units serving the Premises shall be in working order on the Term Commencement Date. Landlord shall have no obligation to perform any work in connection with preparing the Premises for occupancy by the Tenant or delivery thereof to Tenant. All work to be performed in the Premises by Tenant ("Tenant's Work") shall be done in a good and workmanlike manner using first-class new materials and equipment, and in accordance with the requirements of all applicable laws and insurance regulations.

3.3    OPTION TO EXTEND

Provided that (i) Tenant has not assigned the Lease in violation of this Lease, and (ii) the Premises are not then subject to a sublease that is in violation of this Lease (whether the term of the sublease has commenced or is to be commenced thereafter) and Tenant will not be exercising the rights hereinafter set forth with the intent of assigning the Lease or subleasing any portion of the Premises in violation of this Lease, then Tenant has the right to extend the Lease Term for one (1) five (5) year period

("Extension Period") at a Base Rent equal to the then Market Rent, but in no event shall such rental be less than the last annual rent paid by Tenant, and otherwise on the same terms and conditions as this Lease, except that there shall be no further rights to extend the Lease Term. Tenant shall exercise the option for the Extension Period by written notice to Landlord not more than fifteen (15) months nor less than twelve (12) months before the then expiration of the Term. At Landlord's option, Tenant's exercise of the option shall be effective only if, at the time of the notice and upon the effective date of the Extension Period, there is no uncured Event of Default by Tenant.

3.3.2  DETERMINATION OF MARKET RENT

       The Market Rent shall be based on the rent for comparable renewal leases (in terms of length of term, space and other relevant factors) for "as-is" space, comparable to the Premises, located in the Portsmouth area. Landlord shall notify Tenant of Landlord's good faith estimate of the Market Rent within thirty (30) days of receipt of Tenant's notice exercising its extension option. Tenant shall have thirty (30) days after receipt of Landlord's notice of Market Rent to notify Landlord that Tenant is contesting same. Tenant's failure to so notify Landlord within such thirty (30) day period shall be deemed an acceptance of the Market Rent set forth in Landlord's notice and a waiver of Tenant's right to contest Landlord's determination of Market Rent. If Tenant timely contests Landlord's determination of Market Rent, then the parties shall have thirty (30) days after Landlord receives Tenant's notice of contest in accordance herewith in which to agree on the Market Rent for the Extension Period. If the parties agree on the Market Rent during such thirty (30) day period, Landlord and Tenant shall execute an amendment to this Lease setting forth the Annual Fixed Rent for the Extension Period.

       If the parties are unable to agree on the Market Rent within the thirty
(30) day period, then, within ten (10) days after the expiration of that period, each party, at its cost and by giving written notice to the other party, shall appoint a qualified M.A.I. real estate appraiser with at least 5 years' full-time commercial appraisal experience in the Portsmouth area to appraise and set the Market Rent for the Premises in accordance with the foregoing criteria. If a party does not appoint such an appraiser within ten (10) days after the other party has given notice of the name of its appraiser, the single appraiser appointed shall be the sole appraiser and shall set the Market Rent for the Premises. The two appraisers appointed by the parties as stated in this paragraph shall meet promptly and attempt to establish the Market Rent for the Premises. If they are unable to agree within thirty (30) days after the second appraiser has been appointed, they shall attempt to elect a third appraiser meeting the qualifications stated in this paragraph within ten (10) days after the last day the two appraisers are given to set the Market Rent. If they are unable to agree on the third appraiser, either of the parties to this Lease, by giving ten (10) days' notice to the other party, can appeal to the then president of the New Hampshire Real Estate Appraiser Board for the selection of a third appraiser who meets the qualifications stated in this paragraph. Each of the parties shall bear one-half (1/2) of the cost of appointing and paying the fee of the third appraiser. The third appraiser, however selected, shall be a person who has not previously acted in any capacity for either party.

       Within thirty (30) days after the selection of the third appraiser, a majority of the appraisers shall set the Market Rent for the Premises. If a majority of the appraisers are unable to set the Market Rent within the stipulated period of time, the three appraisals shall be added together and their total divided by three; the resulting quotient shall be the Market Rent for the Premises.

       If, however, the low appraisal and/or the high appraisal are more than ten (10%) percent lower and/or higher than the middle appraisal, the low appraisal and/or the high appraisal shall be disregarded. If only one appraisal is disregarded, the remaining two appraisals shall be added together and their total divided by two; the resulting quotient shall be the Market Rent for the Premises. If both the low appraisal and the high appraisal are disregarded as stated in this paragraph, the middle appraisal shall be the Market Rent of the Premises.

       Upon the determination of Market Rent, then, upon request of either party, Landlord and Tenant shall execute an amendment to this Lease reflecting the revised Base Rent, provided, however, this Lease shall automatically be deemed amended upon the determination of Market Rent, irrespective of the execution of such a Lease Amendment.

                                   ARTICLE IV
                                      RENT

4.1    RENT PAYMENTS

       The Base Rent (at the rates specified in Section 1.2 hereof) and the additional rent or other charges payable pursuant to this Lease (collectively the "Rent") shall be payable by Tenant to Landlord at the Payment Address or such other place as Landlord may from time to time designate by written notice to Tenant without any demand whatsoever except as otherwise specifically provided in this Lease and without any counterclaim, offset or deduction whatsoever.

       (a) Commencing on the Rent Commencement Date, Base Rent and the monthly installments of Tenant's Proportionate Share of the Taxes and Tenant's Proportionate Share of Operating Expenses shall be payable in advance on the first day of each and every calendar month during the term of this Lease. If the Rent Commencement Date falls on a day other than the first day of a calendar month, the first payment which Tenant shall make shall be made on the Rent Commencement Date and shall be equal to a proportionate part of such monthly Rent for the partial month from the Rent Commencement Date to the first day of the succeeding calendar month, and the monthly Rent for such succeeding calendar month. Notwithstanding the foregoing, the first installment of Base Rent, Tenant's Proportionate Share of Taxes and Tenant's Proportionate Share of Operating Expenses shall be due on December 1, 2001 and such installment shall be for the period commencing on the Rent Commencement Date through December 31, 2001. As used in this Lease, the term "lease year" shall mean any twelve (12) month period commencing on the Term Commencement Date; provided, however, if the Term Commencement Date does not fall on the first day of a month, then the term "lease year" shall mean any twelve month period commencing on the first day of the month immediately following the Term Commencement Date, in which event the first lease year shall also include the partial month containing the Term Commencement Date.

       (b) Base Rent and the monthly installments of Tenant's Proportionate Share of the Taxes and Tenant's Proportionate Share of Operating Expenses for any partial month shall be paid by Tenant to Landlord at such rate on a PRO RATA basis. Any other charges payable by Tenant on a monthly basis, as hereinafter provided, shall likewise be prorated.

       (c) Rent not paid within five (5) days of written notice from the Landlord that it is overdue shall bear interest at a rate (the "Lease Interest Rate") equal to the so-called base rate of interest charged from time to time by Fleet Bank, PLUS three percent (3%) per annum.

4.2    REAL ESTATE TAX

       (a) The term "Taxes" shall mean all taxes and assessments (including without limitation, assessments for public improvements or benefits and water and sewer use charges), and other charges or fees in the nature of taxes for municipal services which at any time during or in respect of the Lease Term may be assessed, levied, confirmed or imposed on or in respect of, or be a lien upon, the Building and the Lot, or any part thereof, or any rent therefrom or any estate, right, or interest therein, or any occupancy, use, or possession of such property or any part thereof, and ad valorem taxes for any personal property of Landlord used in connection with the entire Building or Lot. In no event shall Taxes include taxes assessed against the personal property of Landlord not used in connection with the entire Building or Lot, or the personal property of any third party. Without limiting the foregoing, Taxes shall also include any payments made by Landlord in lieu of taxes. The Landlord agrees that Tenant's share of any special assessment shall be determined (whether or not Landlord avails itself of the privilege so to do) as if Landlord had elected to pay the same in installments over the longest period of time permitted by applicable law and Tenant shall be responsible only for those installments (including interest accruing and payable thereon) or parts of installment that are attributable to periods within the Lease Term. In the event and to the extent that the assessed valuation of the Building or Lot is increased because of an extraordinary improvement to other tenant premises in the Building that does not benefit Tenant (an "Extraordinary Tenant Improvement"), Tenant shall not be responsible for taxes associated with such improvement; provided that Tenant shall have the burden of proving that the performance of such work constituted an Extraordinary Tenant Improvement and that the assessed valuation was increased a result of the Extraordinary Tenant Improvement. In the event and to the extent that the assessed valuation of the Building or Lot is increased because of an extraordinary improvement to the Premises performed by or on behalf of Tenant that does not benefit other tenants, Tenant shall be solely responsible for taxes associated with such improvement.

       Should the State of New Hampshire, or any political subdivision thereof, or any other governmental authority having jurisdiction over the Building, (1) impose a tax, assessment, charge or fee, which Landlord shall be required to pay, by way of substitution for or as a supplement to such Taxes, or (2) impose an income or franchise tax or a tax on rents expressly in substitution for or as a supplement to a tax levied against the Building or the Lot or any part thereof and/or the personal property used in connection with the Building or the Lot or any part thereof, all such taxes, assessments, fees or charges ("Substitute Taxes") shall be deemed to constitute Taxes hereunder. Taxes shall also include, in the year paid, all fees and costs incurred by Landlord in seeking to obtain a reduction of, or a limit on the increase in, any Taxes, regardless of whether any reduction or limitation is obtained. Except as hereinabove provided with regard to Substitute Taxes, Taxes shall not include any inheritance, estate, succession, transfer, gift, franchise, net income or capital stock tax.

       (b) The Tenant shall pay to Landlord, as additional rent, Tenant's Proportionate Share of the Taxes assessed against the Building and Lot during the Lease Term.

       Effective on the Rent Commencement Date, Tenant shall pay monthly, at the time when Rent payments are due hereunder, an amount equal to one-twelfth (1/12th) of the total of annual Taxes (as estimated by Landlord) due from Tenant to Landlord pursuant to this Article 4.2(b). Promptly after the determination by any taxing authority of Taxes upon the Building and Lot for each tax year, Landlord shall make a determination of the Taxes allocated to the Premises, and if the aforesaid payments theretofore made for such tax year by Tenant exceed the Taxes allocated to the Premises, such overpayment shall be credited against the payments thereafter to be made by Tenant pursuant to this paragraph; and if the Taxes allocated to the Premises for such tax year are greater than such payments theretofore made on account for such tax year, Tenant shall within ten
(10) days of written notice from the Landlord make a suitable payment to Landlord. Upon such reconciliation of yearly taxes by Landlord, which shall be conducted for each tax year or partial tax year within the Term or any extension thereof, Landlord shall provide to Tenant a reconciliation statement with appropriate supporting documentation, including copies of all relevant tax statements, bills and related documents. Xerox copies of tax bills submitted by Landlord with any such statement shall be conclusive evidence of the amount of Taxes charged, assessed or imposed. After the full assessment year, the initial monthly payment on account of the Taxes allocated to the Premises shall be replaced each year by a payment which is one-twelfth (1/12th) of the Taxes allocated to the Premises for the immediately preceding tax year.

       (c) If any Taxes, with respect to which Tenant shall have paid Tenant's Proportionate Share, shall be adjusted to take into account any abatement or refund, Tenant shall be entitled to a credit against rental obligations hereunder, in the amount of Tenant's Proportionate Share of such abatement or refund less Landlord's costs or expenses, including without limitation appraiser's and attorneys' fees, of securing such abatement or refund or, if the Lease Term has expired and Tenant has no outstanding monetary obligations to Landlord, Landlord shall promptly pay such amount to Tenant. The Tenant shall not apply for any real estate tax abatement without the prior written consent of Landlord.

       (d) Tenant shall pay or cause to be paid, prior to delinquency, any and all taxes and assessments levied upon all trade fixtures, inventories and other personal property placed in and upon the Premises by Tenant. 4.3 TENANT'S SHARE OF OPERATING COSTS

       Tenant shall pay to Landlord, as additional rent, Tenant's Proportionate Share of the Operating Costs during the Lease Term.

       Effective on the Rent Commencement Date, Tenant shall pay monthly, at the time when Rent payments are due hereunder, an amount equal to one-twelfth (1/12th) of the total annual Operating Costs (as estimated by Landlord) due from Tenant to Landlord pursuant to Article 4.3 of this Lease. Promptly after the end of each calendar year thereafter, Landlord shall make a determination of Tenant's share of such Operating Costs; and if the aforesaid payments theretofore made for such period by Tenant exceed Tenant's share, such overpayment shall be credited against the payments thereafter to be made by Tenant pursuant to this Paragraph; and if Tenant's share is greater than such payments theretofore made on account for such period, Tenant shall within thirty
(30) days of written notice from the Landlord make a suitable payment to Landlord.

       The initial monthly payment on account of the Operating Costs shall be replaced after Landlord's determination of Tenant's share thereof for the preceding accounting period by a payment which is one-twelfth (1/12th) of Tenant's actual share thereof for the immediately preceding period, with adjustments as appropriate where such preceding period is less than a full twelve-month period. Landlord shall have the same rights and remedies for non-payment by Tenant of any such amounts due on account of such Operating Costs as Landlord has hereunder, for the failure of Tenant to pay rent as provided for in Article 14 of this Lease.

       As used in this Lease, the term "Operating Costs" shall mean all costs and expenses incurred by Landlord directly in connection with the operation, insuring, repair, maintenance, management and cleaning (collectively, "the Operation") of the Building, the Building heating, ventilating, electrical, plumbing, and other systems and the Lot (collectively, "the Property"), expressly excluding any costs and expenses associated with capital repairs, replacements and related cost, but including, without limitation, the following:

       (1) All expenses incurred by Landlord or Landlord's agents which shall be directly related to employment of personnel, including amounts incurred for wages, salaries and other compensation for services, payroll, social security, unemployment and similar taxes, worker's compensation insurance, disability benefits, pensions, hospitalization, retirement plans and group insurance, uniforms and working clothes and the cleaning thereof, and expenses imposed on Landlord or Landlord's agents pursuant to any collective bargaining agreement for the services of employees of Landlord or Landlord's agents in direct connection with the Operation of the Property, and its mechanical systems including, without limitation, day and night supervisors, property manager, accountants, bookkeepers, janitors, carpenters, engineers, mechanics, electricians and plumbers and personnel engaged in supervision of any of the persons mentioned above; provided that, if any such employee is also employed on or for the benefit of other properties of Landlord such compensation shall be suitably prorated among the Property and such other properties;

       (2) The cost of services, materials and supplies furnished or used in the Operation of the Property, including, without limitation, the cost to perform Landlord's obligations under Sections 8.2 and 9.1 of this Lease;

       (3) The reasonable amounts paid to managing agents and for legal and other professional fees relating to the Operation of the Property, but excluding such fees paid in connection with (x) negotiations for or the enforcement of leases (y) any costs and expenses associated with advertising, marketing, leasing of space in or sale of the Building, including brokerage fees and commissions; and (y) seeking abatements of Taxes; provided, however, that management fees shall not exceed prevailing market rates;

       (4) Insurance premiums and the amount of any deductibles actually paid by Landlord provided that the deductibles shall not exceed $100,000.00 for casualty insurance and $100,000.00 for liability insurance.

       (5) Costs for electricity, steam and other utilities required in the Operation of the Property;

       (6)    Water and sewer use charges;

       (7)    The costs of snow-plowing and removal and landscaping;

       (8) Amounts paid to independent contractors for services, materials and supplies furnished for the Operation of the Property; and

       (9) All other expenses incurred reasonably and directly in connection with the Operation of the Property.

       (10) Any capital expenditure made by Landlord during the term of this Lease, the total cost of which is not properly includable in Operating Costs for the operating year in which it was made, shall nevertheless be included in Operating Costs to the extent of the annual charge-off of such capital expenditure. Annual charge-off shall be determined by dividing the original capital expenditure plus an interest factor, as being the interest rate then being charged for long-term mortgages by institutional lenders on "like" properties within the locality in which the Building is located, by the longer of the number of years of the (i) useful life of the capital expenditure, or
(ii) the write-off period determined in accordance with generally accepted accounting principles and practices in effect at the time of making such expenditure.

      Notwithstanding the foregoing, the following items are not included in Operating Costs: (a) the cost of any work or service performed or rendered exclusively for any tenant, including Tenant, (b) the cost of any work or service performed for any tenant (other than Tenant) to a greater extent or in a materially more favorable manner than that furnished generally to the tenants and other occupants, (c) the cost of any items for which Landlord is reimbursed by insurance, condemnation, refund, rebate or otherwise, (d) any costs or expenses attributable to the negligence or willful misconduct of Landlord.

4.5    TENANT'S AUDIT

       The "Statement" shall mean a statement of the Operating Costs for each year rendered to Tenant by Landlord within ninety (90) days or as soon thereafter as reasonably possible after the end of each year, provided Landlord's failure to render such Statement within such period shall not limit Tenant's obligations to make any required payments when the Statement is issued. The Statement shall be in reasonable detail and show the Operating Costs for the Property, the Tenant's Proportionate Share of Operating Costs, amounts already paid by Tenant for Tenant's Proportionate Share of Operating Costs, the amount of Tenant's Proportionate Share of Operating Costs due from or overpaid by Tenant for the year or fraction thereof covered by the Statement with appropriate prorations for fractional years.

       If Tenant shall so request within ninety (90) days after receipt of any Statement, at Tenant's expense (including reasonable administrative fees of Landlord related to Tenant's review) and during normal business hours, Tenant shall be able to review Landlord's books and records relating to Operating Costs which are chargeable to Tenant for the period in respect of which such Statement was prepared for the purpose of verifying any such Statement that Landlord has given hereunder. Any such request shall be accompanied by a letter setting forth, in reasonable detail, the particular aspects of such Statement which Tenant disputes or questions. If Tenant shall not request any such review within the ninety (90) day period hereinabove referred to, then Landlord's accounting shall be binding and conclusive. During the pendency of such examination, Tenant shall make all payments claimed by Landlord to be due, such payment to be without prejudice to Tenant's position. Tenant shall have the right to request reasonable material back-up information pertaining to the Statement without performing an audit. Landlord shall make its books and records with respect to Operating Costs available to Tenant for inspection and audit at the Landlord's main office. In the event that the audit identifies an overpayment by Tenant of 10% or greater of the actual Operating Costs for the relevant year, Landlord shall be responsible for the reasonable costs of the audit. Any overcharge in excess of 10%, shall be immediately repaid to Tenant, with interest at the Lease Interest Rate; any overcharge up to 10% shall be applied against the next due payments for the upcoming lease year's Operating Costs, unless the overcharge was for the last lease year under the term, in which case it shall be immediately refunded to Tenant.

         Any audit performed by Tenant shall be performed only by Tenant's internal staff or a Certified Public Accountant, accounting firm, auditor, legal counsel, or other professional representative, which must be disclosed to and approved by Landlord in advance of such audit, and in no event shall the person or entity performing such audit be compensated on a contingency fee basis. Tenant shall hold all information in connection with such audit in confidence.

                                    ARTICLE V
                                 USE OF PREMISES


5.1    PERMITTED USE

       Tenant agrees that the Premises shall be used and occupied by Tenant only for the purposes specified as the Permitted Use thereof in Section 1.2 of this Lease, and for no other purpose or purposes.

         The Tenant shall comply and shall cause its employees, agents, and invitees to comply with such reasonable rules and regulations as Landlord shall from time to time establish for the proper regulation of the Building and the Lot, provided that Landlord gives Tenant reasonable advance notice thereof and that such additional rules and regulations shall be of general application to all the tenants in the Building, except where different circumstances justify different treatment.

5.2    COMPLIANCE WITH LAWS

       Tenant agrees that no trade or occupation shall be conducted in the Premises or use made thereof which will be unlawful, improper, or contrary to any law, ordinance, by-law, code, rule, regulation or order applicable in the municipality in which the Premises are located or which will disturb the quiet enjoyment of the other tenants of the Building. Tenant shall obtain any and all approvals, permits, licenses, variances and the like from governmental or quasi-governmental authorities, including without limitation any Architectural Access Board and Board of Fire Underwriters (collectively, "Approvals") which are required for Tenant's use of the Premises, including, without limitation, any which may be required for any construction work and installations, alterations, or additions made by Tenant to, in, on, or about the Premises; provided, however, that Tenant shall not seek or apply for any Approvals without first having given Landlord a reasonable opportunity to review any applications for Approvals and all materials and plans to be submitted in connection therewith and obtaining Landlord's written consent if such consent is required hereunder. In any event, Tenant shall be responsible for all costs, expenses, and fees in connection with obtaining all Approvals. Tenant's inability to obtain or delay in obtaining any such Approval shall in no event reduce, delay, or terminate Tenant's rental, payment, and performance obligations hereunder. Tenant shall, at its own cost and expense, (i) make all installations, repairs, alterations, additions, or improvements to the Premises required by any law, ordinance, by-law, code, rule, regulation or order of any governmental or quasi-governmental authority, except if the necessity for such installation, repair, alteration, addition or improvement is unrelated to Tenant's specific use of the Premises, in which case the such costs and expenses shall be borne by Landlord and considered capital expenses to be passed on to the Building's tenants in accordance with this Lease; (ii) keep the Premises equipped with all required safety equipment and appliances; and (iii) comply with all laws, ordinances, codes, rules, regulations, and orders and the requirements of Landlord's and Tenant's insurers applicable to the Premises, Building and Lot. Tenant shall not place a load upon any floor in the Premises exceeding the lesser of (a) the floor load per square foot of area which such floor was designed to carry as certified by Landlord's architect and (b) the floor load per square foot of area which is allowed by law. Landlord reserves the right to prescribe the weight and position of all business machines and mechanical equipment, including safes, which shall be placed so as to distribute the weight.

5.3    INSURANCE RISKS

       Tenant shall not permit any use of the Premises which will make voidable or, unless Tenant pays the extra insurance premium attributable thereto as provided below, increase the premiums for any insurance on the Building or on the contents of said property or which shall be contrary to any law or regulation from time to time established by the New England Fire Insurance Rating Association (or any successor organization) or which shall require any alteration or addition to the Building. Tenant shall, within thirty (30) days after written demand therefor, reimburse Landlord and all other tenants for the costs of all extra insurance premiums caused by Tenant's use of the Premises. Any such amounts shall be deemed to be additional rent hereunder.

5.4    ELECTRICAL EQUIPMENT

       The Tenant shall not, without Landlord's written consent in each instance, connect to the electrical distribution system any fixtures, appliances, or equipment which will operate individually or collectively at a wattage in excess of the capacity of the electrical system serving the Premises as the same may be reasonably determined by Landlord and Landlord may audit Tenant's use of electric power to determine Tenant's compliance herewith. If Landlord, in its sole discretion, permits such excess usage, Tenant will pay for the cost of such excess power as additional rent, together with the cost of installing any additional risers, meters, or other facilities that may be required to furnish or measure such excess power to the Premises. Provided that there is no adverse affect on the electrical power available to the remainder of the Building, Tenant shall have the right, at Tenant's sole cost and expense, to connect to any existing excess power available in the Building, or add additional new electric service for the benefit of the Premises, provided Landlord approves the plans therefor, which approval shall not be unreasonably withheld or delayed.

5.5    TENANT'S OPERATIONAL COVENANTS

       (a)    Affirmative Covenants

              In regard to the use and occupancy of the Premises, Tenant will at its expense: (1) keep the inside and outside of all glass in the doors and windows of the Premises reasonably clean; (2) replace promptly any cracked or broken glass of the Premises with glass of like kind and quality; (3) maintain the Premises in a clean, orderly and sanitary condition and free of insects, rodents, vermin and other pests; (4) keep any garbage, trash, rubbish or other refuse in vermin-proof containers within the interior of the Premises until removed (and Tenant shall cause the Premises to be inspected and exterminated on a regular basis by a reputable, licensed exterminator and shall provide Landlord, on request, with a copy of Tenant's contract for such services). Tenant shall have the right to place its dumpster in the area marked "Dumpster Area" on Exhibit A; (5) keep all mechanical apparatus free of vibration and loud noise which may be transmitted beyond the Premises; and (6) comply with and observe all rules and regulations reasonably established by Landlord from time to time.

       (b)    Negative Covenants

              In regard to the use and occupancy of the Premises and common areas, Tenant will not: (7) place or maintain any trash, refuse or other articles in any vestibule or entry of the Premises, on the sidewalks or corridors adjacent thereto or elsewhere on the exterior of the Premises so as to obstruct any corridor, stairway, sidewalk or common area; (8) permit undue accumulations of or burn garbage, trash, rubbish or other refuse within or without the Premises; (9) cause or permit objectionable odors to emanate or to be dispelled from the Premises; or (10) commit, or suffer to be committed, any waste upon the Premises or any public or private nuisance or other act or thing which may disturb the quiet enjoyment of any other tenant or occupant of the Building, or use or permit the use of any portion of the Premises for any unlawful purpose; (11) park trucks or other vehicles in a manner that will block access to the loading docks serving the Building.

5.6    SIGNS, BLINDS and DRAPES

       Tenant shall not place any signs on the exterior of the Building or on or in any window, public corridor or door visible from the exterior of the Premises, except as specifically set forth herein. No drapes or blinds may be put on or in any window nor may any Building drapes or blinds be removed by Tenant. Tenant shall be entitled to the listing space on the building directory for the listing of the names of Tenant,

Tenant's officers and employees and operational offices and divisions (at Tenant's expense). Tenant shall be entitled, at Tenant's sole cost and expense, to (i) erect exterior signage on the Building, and (ii) construct a monument sign in the specific location shown on Exhibit D; all as described and shown on Exhibit D hereto. Any other signage shall be subject to Landlord's prior written approval, which approval shall not be unreasonably withheld or delayed. With respect to any third party that is a business competitor of the original named tenant in the computer networking hardware and software business which occupies less space than the Tenant in the Building (a "Competitor"), Landlord hereby covenants not to permit any such Competitor, whether an existing or future tenant of the Building, to install any exterior signage on the Building or Lot.

5.7    HAZARDOUS MATERIALS

       Except for cleaning, maintenance and office supplies and materials commonly used in similar office settings and necessary for Tenant's use and enjoyment of the Premises, the Tenant shall not use, handle, store or dispose of any oil, hazardous or toxic substances, materials or wastes (collectively "Hazardous Materials") in, under, on or about the Property except for such storage and use consented to by Landlord in advance which consent may be withheld in Landlord's sole and absolute discretion. Any Hazardous Materials in the Premises, and all containers therefor, shall be used, kept, stored and disposed of in conformity with all applicable laws, ordinances, codes, rules, regulations and orders of governmental authorities. If the transportation, storage, use or disposal of Hazardous Materials anywhere on the Property in connection with Tenant's use of the Premises results in (1) contamination of the soil or surface or ground water or (2) loss or damage to person(s) or property, then Tenant agrees (i) to notify Landlord immediately of any contamination, claim of contamination, loss or damage, (ii) after consultation with and approval by Landlord, to clean up all contamination in full compliance with all applicable statutes, regulations and standards, and (iii) to indemnify, defend and hold Landlord harmless from and against any claims, suits, causes of action, costs and fees, including, without limitation, attorneys' fees, arising from or connected with any such contamination, claim of contamination, loss or damage. This provision shall survive the termination of this Lease. No consent or approval of Landlord shall in any way be construed as imposing upon Landlord any liability for the means, methods, or manner of removal, containment or other compliance with applicable law for and with respect to the foregoing. The terms of this Section 5.7 shall apply to any transportation, storage, use or disposal of Hazardous Materials irrespective of whether

Tenant has obtained Landlord's consent therefor but nothing in this Lease shall limit or otherwise modify the requirement of obtaining Landlord's prior consent as set forth in the first sentence of this Section 5.7. Tenant shall have the right, for a period of thirty (30) days from execution of this Lease, to have the Premises inspected and surveyed by a reputable air quality inspector. In the event the Tenant notifies Landlord in writing within such thirty (30) day period that the results of such inspection did not meet OSHA standards (together with a copy of the report), Landlord shall have the option to remediate the air quality condition prior to the Term Commencement Date, in which event Landlord shall give Tenant written notice thereof within ten (10) days of receipt of Tenant's notice, or Tenant may terminate this Lease if Landlord elects not to remediate on ten (10) days prior written notice to Landlord on or before the Term Commencement Date.

                                   ARTICLE VI
                    INSTALLATIONS, ALTERATIONS, AND ADDITIONS

6.1    INSTALLATIONS, ALTERATIONS, AND ADDITIONS

       Landlord acknowledges receipt and approval of Tenant's plans for its initial improvements to the Premises in accordance with the plan attached hereto as Exhibit B. From and after the completion of the initial improvements to the Premises, Tenant shall not make structural installations, alterations, or additions to the Premises, but may make non-structural installations, alterations or additions provided that Landlord consents in advance and in writing to any non-structural installations, alterations or additions costing more than $50,000.00, which consent shall not be unreasonably withheld or delayed. Tenant shall not make structural installations, alterations, or additions to the Premises, but may make nonstructural installations, alterations or additions provided that Landlord consents thereto in advance and in writing. Tenant may install an emergency generator on the roof of the Building, at Tenant's sole cost and expense (and powered at Tenant's sole cost and expense) provided that Landlord consents in advance and in writing, which consent shall not be unreasonably withheld or delayed. In no event shall Landlord's approval of any proposed installations, alterations, or additions to the Premises, whether in connection with Tenant's initial leasehold improvements or otherwise, constitute a representation by Landlord that such work complies with the requirements of any applicable law or regulation, including without limitation the requirements of the ADA. Any installations, alterations, or additions made by Tenant shall be at Tenant's sole cost and expense and shall be done in a good and workmanlike manner using materials of a quality at least equivalent to that of the existing improvements and in compliance with the requirements of Section 5.2; and prior to Tenant's use of the Premises, after the performance of any such work, Tenant shall procure certificates of occupancy and any other required certificates. Tenant shall not suffer or permit any mechanics' or similar liens to be placed upon the Premises for labor or materials furnished to Tenant or claimed to have been furnished to Tenant in connection with work of any character performed or claimed to have been performed at the direction of Tenant, and shall cause any such lien to be released of record forthwith without cost to Landlord. Any and all Tenant installations, alterations, and additions, in or to the Premises, that are intended to become or do become part of the real estate or fixtures therein (other than trade fixtures and other installations, alterations and additions that are readily removable without damage to the Premises), which may include equipment, appliances, and machinery, shall be fully paid for and free and clear of any and all chattel mortgages, conditional bills of sale, security interests, or any liens or encumbrances of any kind or nature. At all times when any installation, alteration, or addition by Tenant is in progress, there shall be maintained, at Tenant's cost and expense, insurance meeting the requirements of
Section 11.3 below and certificates of insurance evidencing such coverage shall be furnished to Landlord prior to the commencement of any such work. Any installations, alterations or additions made by Tenant to the Premises, including, without limitation, all utility systems, fixtures, machinery, equipment, and appliances installed in connection therewith, other than movable personal property (other than trade fixtures and other installations, alterations and additions that are readily removable without damage to the Premises), shall become the property of Landlord at the termination or expiration of this Lease, unless Landlord requires, at the time of Landlord's approval of such work, Tenant to remove any of the same, in which event Tenant shall, at its own cost and expense, comply with such requirement and repair any damage caused by such removal.

       It is further agreed and understood that at the termination of this Lease or any extensions thereof, subject to reasonable wear and tear, Tenant shall have restored the Premises to the condition they were in as of the Term Commencement Date and shall leave the Premises broom clean.


                                   ARTICLE VII
                            ASSIGNMENT AND SUBLETTING

7.1    PROHIBITION

       Notwithstanding any other provision of this Lease, Tenant shall not, directly or indirectly, assign, mortgage, pledge or otherwise transfer, voluntarily or involuntarily, this Lease or any interest herein or sublet (which term without limitation, shall include granting of concessions, licenses, and the like) or allow any other person or entity to occupy the whole or any part of the Premises, without, in each instance, having first received the express consent of Landlord, which consent shall not be unreasonably withheld or delayed provided that (i) the proposed subtenant shall have a business reputation and use which is a Permitted Use; (ii) the proposed subtenant has the financial ability to fulfill all of its obligations under the proposed assignment or sublease; and (iii) the proposed subtenant agrees in writing, in form reasonably acceptable to Landlord, that its sublease shall be subject to all of the terms and conditions of this Lease; (iv) if Landlord has a vacancy in the Building of 10,000 square feet or more or a space of such size is then being offered for rent, Tenant shall not advertise or offer to sublease any part of the Premises for a rent which is less than the rent at which space in the Building is then being offered by Landlord (Landlord shall notify Tenant within ten (10) days of request whether such space is available and the asking rent); (v) Tenant shall not knowingly sublease or offer to sublease any part of the Premises to any entity with which Landlord is then currently negotiating or has within 12 months prior thereto negotiated for space in the Building, or to any entity which is a tenant of the Building, if other space suitable to the needs of such party is then available in the Building. Any assignment of this Lease or subletting of the whole or any part of the Premises (other than as permitted to a subsidiary or a controlling corporation as set forth below) by Tenant without Landlord's express consent shall be invalid, void and of no force or effect. Except to the extent expressly provided otherwise below, this prohibition includes, without limitation, any assignment, subletting, or other transfer which would occur by operation of law, merger, consolidation, reorganization, acquisition, transfer, or other change of Tenant's corporate or proprietary structure, including the sale, pledge, or other transfer of any of the issued or outstanding capital stock of any corporate Tenant (unless such stock is publicly traded on a recognized security exchange or over-the-counter market). Any request for consent under this Section 7.1 shall set forth, in detail reasonably satisfactory to Landlord, the identification of the proposed assignee or sublessee, its financial condition and the terms on which the proposed assignment or subletting is to be made, including, without limitation, the rent or any other consideration to be paid in respect thereto and such request shall be treated as Tenant's warranty in respect of the information submitted therewith.

       In any case where Landlord shall consent to any assignment or subletting, Tenant originally named herein shall remain fully liable for Tenant obligations hereunder, including, without limitation, the obligation to pay the rent and other amounts provided under this Lease and such liability shall not be affected in any way by any future amendment, modification, or extension of this Lease or any further assignment, other transfer, or subleasing and Tenant hereby irrevocably consents to any and all such transactions. Tenant agrees to pay to Landlord, within fifteen (15) days of billing therefor, all reasonable legal and other out-of-pocket expenses incurred by Landlord in connection with any request to assign or sublet. It shall be a condition of the validity of any permitted assignment or subletting that the assignee or sublessee agree directly with Landlord, in form satisfactory to Landlord, to be bound by all Tenant obligations hereunder, including, without limitation, the obligation to pay all Rent and other amounts provided for under this Lease and the covenant against further assignment or other transfer or subletting.

       Without limiting Landlord's discretion to grant or withhold its consent to any proposed assignment or subletting, if Tenant requests Landlord's consent to assign this Lease or sublet all or any portion of the Premises, Landlord shall have the option, exercisable by notice to Tenant given within five (5) days after Landlord's receipt of such request, to terminate this Lease as of the date specified in such notice which shall be not less than thirty (30) nor more than sixty (60) days after the date of such notice for the entire Premises, in the case of an assignment or subletting of the whole, and for the portion of the Premises, in the case of a subletting of a portion. Notwithstanding the foregoing, this right to recapture shall not apply to a Permitted Transfer. In the event of termination in respect of a portion of the Premises, the portion so eliminated shall be delivered to Landlord on the date specified in good order and condition in the manner provided in Section 8.1 at the end of the Lease Term and thereafter, to the extent necessary in Landlord's judgment, Landlord, at Tenant's sole cost and expense, may have access to and may make modification to the Premises so as to make such portion a self-contained rental unit with access to common areas, elevators and the like. Rent and Tenant's Proportionate Share shall be adjusted according to the extent of the Premises for which this Lease is terminated. Without limitation of the rights of Landlord hereunder in respect thereto, if there is any assignment of this Lease by Tenant for consideration or a subletting of the whole of the Premises by Tenant at a rent which exceeds the rent payable hereunder by Tenant, or if there is a subletting of a portion of the Premises by Tenant at a rent in excess of the subleased portion's PRO RATA share of the Rent payable hereunder by

Tenant, then Tenant shall pay to Landlord, as additional rent, forthwith upon Tenant's receipt of the consideration (or the cash equivalent thereof) therefor, in the case of an assignment, and in the case of a subletting, the amount of any such excess rent. The provisions of this paragraph shall apply to each and every assignment of this Lease and each and every subletting of all or a portion of the Premises, whether to a subsidiary or controlling corporation of Tenant or any other person, firm or entity, in each case on the terms and conditions set forth herein. For the purposes of this Section 7.1, the term "rent" shall mean all rent, additional rent or other payments and/or consideration payable by one party to another for the use and occupancy of all or a portion of the Premises.

       Notwithstanding anything herein to the contrary, the immediately preceding paragraph shall not apply to, and Landlord's consent shall not be required for, (i) the sale of all or substantially all of Tenant's stock or assets as a going concern or a merger or consolidation, (ii) a public offering of stock, (iii) the transfer of stock to a subsidiary or Affiliate (as defined herein), or (iv) the assignment or sublet of the Premises to an Affiliate of Tenant (in each case, a "Permitted Transfer") and it shall be a condition of the validity of any such assignment that such Affiliate agree directly with Landlord to be bound by all of the obligations of Tenant hereunder, including, without limitation, the obligation to pay the rent and other amounts provided for under this Lease, the covenant to use the Premises only for the purposes specifically permitted under this Lease and the covenant against further assignment, provided, however, in the case of a merger or consolidation, the Assignee shall have no obligation to execute such an assumption unless the Landlord determines in good faith that the successor entity is not, as a matter of law, fully bound by the terms and conditions of this Lease; but such assignment shall not relieve Tenant herein named of any of its obligations hereunder, and Tenant shall remain fully liable therefor. The term "Affiliate" for purposes of this Article shall mean (i) any corporation, partnership, trust, association or other business organization directly or indirectly (through other entities or otherwise) owning, controlling or holding, whether with or without power to vote, 50% or more of the entire beneficial interest in Tenant or any successor whether by merger, consolidation or acquisition of all or substantially all of the assets of Tenant, or any such entity which is under common control with Tenant, (ii) any corporation or trust with transferable shares, 50% or more of whose outstanding capital stock or shares of beneficial interest of any class is directly or indirectly (through other entities or otherwise) owned, controlled or held, whether with or without the power to vote, by Tenant or any successor whether by merger, consolidation or acquisition of all or substantially all of the assets of Tenant or any corporation affiliated with Tenant or such successor as defined in (i) above, and (iii) any partnership, association or other business organization, 50% or more of the beneficial interest in which, whether with or without the power to vote, is directly or indirectly (through other entities or otherwise) owned, controlled or held by Tenant or such successor or any corporation affiliated with Tenant or such successor as defined in (i) above.

7.2    ACCEPTANCE OF RENT FROM TRANSFEREE

       The acceptance by Landlord of the payment of Rent, additional rent, or other charges following assignment, subletting, or other transfer prohibited by this Article VII shall not be deemed to be a consent by Landlord to any such assignment, subletting, or other transfer, nor shall the same constitute a waiver of any right or remedy of Landlord.

                                  ARTICLE VIII
                             REPAIRS AND MAINTENANCE

8.1    TENANT OBLIGATIONS

       From and after the date that possession of the Premises is delivered to Tenant and until the end of the Lease Term, Tenant shall keep the Premises and every part thereof, including, without limitation, all systems and equipment exclusively serving the Premises, including the HVAC system, in good order, condition, and repair, reasonable wear and tear and damage by casualty, as a result of condemnation, or as a result of the failure of Landlord to provide services required to be provided hereunder only excepted; and shall return the Premises to Landlord at the expiration or earlier termination of the Lease Term in such condition ),except that Landlord shall be responsible for the costs of maintaining, repairing, or otherwise correcting any condition to the extent the same is caused by an act, omission, neglect or default under this Lease of Landlord or any employee, agent, or contractor of Landlord or any other party for whose conduct Landlord is responsible.. If at any time during the last three
(3) years of the term Tenant shall make any capital replacements to the heating-ventilating-air-conditioning system serving the Premises ("the HVAC"), then Tenant shall be reimbursed by Landlord, upon expiration of the Term, for an amount equal to the product of such cost multiplied by a fraction the denominator of which is useful life of the HVAC replacement, determined in the manner set forth in Section 4.3(10) and the numerator of which is the useful life minus the number of months between the date of the making of such capital replacements and the date of the termination of the term. If the term shall be extended subsequent to the making of any such repairs "the termination of the term" shall be deemed to be the termination of the term as so extended.

8.2    LANDLORD OBLIGATIONS

       Except as may be provided in Articles XII and XIII, Landlord agrees to keep in good order, condition, and repair the structural components and the roof of the Building, the common utility and Building systems, the common hallways, entrances, restrooms and elevators, the paved surface of the parking areas serving the Building and the sprinkler system to the extent the same is located outside the Premises and for all testing of the sprinkler and other building-wide systems (Tenant being responsible for the branch lines, drops and heads of the sprinkler system located within the Premises),except that Tenant shall reimburse Landlord, as additional rent hereunder, for the costs of maintaining, repairing, or otherwise correcting any condition to the extent the same is caused by an act, omission, neglect or default under this Lease of Tenant or any employee, agent, or contractor of Tenant or any other party for whose conduct Tenant is responsible. Without limitation, Landlord shall not be responsible to make any improvements or repairs other than as expressly provided in this Section 8.2, and Landlord shall not be liable for any failure to make such repairs unless Tenant has given notice to Landlord (telephonic notice in the event of an emergency) of the need to make such repairs and Landlord has failed to commence to make such repairs within a reasonable time thereafter.

If Landlord shall be in default under Section 2.2, this Section 8.2 or Section
9.1 hereof which default shall continue for thirty (30) days after written notice thereof from Tenant, then Tenant shall have the right, but not the obligation, to cure such default, in which event Landlord shall pay to Tenant upon demand, the reasonable cost thereof plus interest at the Lease Interest Rate; provided, however, if such default is not susceptible of being cured within a period of thirty (30) days then as long as Landlord shall commence the curing thereof within such thirty (30) day time period and is proceeding with due diligence to cure the same, Tenant shall not have the aforesaid right. If in Tenant's reasonable judgment an emergency shall exist, the aforesaid thirty (30) day notice shall be shortened to such reduced period, following notice to Landlord, as shall be reasonable in the circumstances prior to Tenant having the right to cure such default. In such an emergency event, Tenant's notice may be given by telegram, fax transmission or other substitute means of writing.

                                   ARTICLE IX
                      SERVICES TO BE FURNISHED BY LANDLORD;
                                    UTILITIES

9.1    LANDLORD'S SERVICES

       The Landlord shall provide all Tenant's water and sewer use. Normal business days are all days except Saturday, Sunday, New Year's Day, Memorial Day, July 4th, Labor Day, Thanksgiving Day, Christmas Day (and the following day when any such day occurs on Sunday) and such other days as Landlord presently or in the future recognizes as holidays for Landlord's general office staff. In addition, Landlord agrees to light passageways and stairways and all parking and common areas at all times when lighting is necessary, all subject to interruption due to any accident, to the making of repairs, alterations or improvements, to labor difficulties, to trouble in obtaining fuel, electricity, service or supplies from the sources from which they are usually obtained for said building, or to causes beyond Landlord's control.

9.2    CAUSES BEYOND CONTROL OF THE LANDLORD

       The Landlord shall in no event be liable for failure to perform any of its obligations under this Lease when prevented from doing so by causes beyond its reasonable control, including without limitation labor dispute, breakdown, accident, order or regulation of or by any governmental authority, or failure of supply, or inability by the exercise of reasonable diligence to obtain supplies, parts, or employees necessary to furnish services required under this Lease, or because of war or other emergency, or for any cause due to any act, neglect, or default of Tenant or Tenant's servants, contractors, agents, employees, licensees or any person claiming by, through or under Tenant, and in no event shall Landlord ever be liable to Tenant for any indirect, special or consequential damages under the provisions of this Section 9.2 or any other provision of this Lease.

9.3    SEPARATELY METERED UTILITIES

       Tenant shall pay directly to the utility, as they become due, all bills for electricity, gas, water and sewer, and other utilities (whether they are used for furnishing heat or for other purposes) that are furnished to the Premises and now or hereafter separately metered or billed by the utility to the Premises. If any utilities used or consumed by Tenant are not separately metered, Tenant shall pay its allocable share of such utilities, based on Tenant's Proportionate Share. Tenant shall have the right, at Tenant's sole cost and expense, to install submeters measuring Tenant's consumption of any utilities not separately metered to the Premises. If Tenant installs such submeter(s), Tenant shall pay 100% of the utility costs as measured by the submeter and shall not contribute Tenant's Proportionate Share of the utilities consumed in other tenant spaces of the Building. Landlord at Tenant's expense, shall purchase and install all lamps, tubes, bulbs, starters and ballasts in the common areas of the Building; Tenant shall undertake these activities at its own expense in the Premises.

                                    ARTICLE X
                                    INDEMNITY

10.1   THE TENANT'S INDEMNITY

       The Tenant shall indemnify and save harmless Landlord, the directors, officers, agents, and employees of Landlord, against and from all claims, expenses, or liabilities (a) arising directly from any default or breach by Tenant or Tenant's contractors, licensees, agents, servants, or employees under any of the terms or covenants of this Lease (including without limitation any violation of Landlord's Rules and Regulations and any failure to maintain or repair equipment or installations to be maintained or repaired by Tenant hereunder) or the failure of Tenant or such persons to comply with any rule, order, regulation, or lawful direction now or hereafter in force of any public authority, in each case to the extent the same are related, directly or indirectly, to the Premises or the Building, or Tenant's use thereof; or (b) arising directly from any accident, injury, or damage to any person or property occurring on or about the Premises or outside the Premises but within the Building or on the Lot, where such accident, injury, or damage results, or is claimed to have resulted, from any act, omission, or negligence on the part of Tenant, or Tenant's contractors, licensees, agents, servants, employees, or customers, or anyone claiming by or through Tenant: provided, however, that in no event shall Tenant be obligated under this Lease to indemnify Landlord, the directors, officers, agents, employees of Landlord, to the extent such claim, expense, or liability results from any omission, fault, negligence, or other misconduct of Landlord or the officers, agents, or employees of Landlord on or about the Premises or the Building.

       This indemnity and hold harmless agreement shall include, without limitation, indemnity against all expenses, attorney's fees and liabilities incurred in connection with any such claim or proceeding brought thereon and the defense thereof with counsel reasonably acceptable to Landlord. At the request of Landlord, Tenant shall defend any such claim or proceeding directly on behalf and for the benefit of Landlord.

10.2   THE TENANT'S RISK

       The Tenant agrees to use and occupy the Premises and to use such other portions of the Building and the Lot as Tenant is herein given the right to use at Tenant's sole risk; and Landlord shall have no responsibility or liability for any loss or damage to furnishings, fixtures, equipment, or other personal property of Tenant, except to the extent the same is caused by the negligence or willful misconduct of Landlord, its agents, employees or contractors.

10.3   INJURY CAUSED BY THIRD PARTIES

       The Tenant agrees that Landlord shall not be responsible or liable to Tenant, or to those claiming by, through, or under Tenant, for any loss or damage resulting to Tenant or those claiming by, through, or under Tenant, or its or their property, that may be occasioned by or through the acts or omissions of persons occupying any part of the Building, other than Landlord, its employees, agents or contractors.

10.4   SECURITY

       Tenant agrees that, in all events, Tenant is responsible for providing security to the Premises and its own personnel. Tenant shall have full and exclusive access and use of the security system currently located at the Premises.

                                   ARTICLE XI
                                    INSURANCE

11.1   TENANT'S INSURANCE OBLIGATIONS

       Tenant shall carry public liability insurance in a company or companies licensed to do business in the state in which the Premises are located and reasonably approved by Landlord. Said insurance shall be in minimum amounts reasonably required by Landlord from time to time by notice to Tenant and shall name Landlord as an additional insured, as its interests may appear, and Tenant shall provide Landlord with evidence, when requested, that such insurance is in full force and effect. Tenant shall carry property damage insurance for all of its equipment and for all leasehold improvements above the building standard which are made by Tenant in and to the Premises. Each policy shall not be canceled or amended prior to the expiration of thirty (30) days after notice of such proposed cancellation or amendment to Landlord, provided comparable insurance is not purchased from another carrier. Tenant shall carry insurance in the initial amounts listed in the Basic Data and shall provide Landlord with certificates of such Tenant Insurance Requirements on or prior to the Commencement Date.

11.2   CONSTRUCTION PERIOD INSURANCE

       At any time when demolition or construction work is being performed on or about the Premises or Building by or on behalf of Tenant, the Tenant shall keep in full force and effect the following insurance coverage in each instance with policies reasonably acceptable to Landlord, including, without limitation, the amount of any deductible thereunder:

       (1) builder's risk completed value (non-reporting form) in such form and affording such protections as required by Landlord,; and

       (2) workers' compensation or similar insurance in form and amounts required by law.

       Tenant shall cause a certificate or certificates of such insurance to be delivered to Landlord prior to the commencement of any work in or about the Building or the Premises, in default of which Landlord shall have the right, but not the obligation, to obtain any or all such insurance at the expense of Tenant, in addition to any other right or remedy of Landlord. The provisions of this Section 11.2 shall survive the expiration or earlier termination of this Lease.

11.3   WAIVER OF SUBROGATION

       Tenant and Landlord each hereby release the other to the extent of their respective insurance coverage, from any loss or damage insured by property insurance, even if such loss or damage shall be brought about by the fault or negligence of Tenant, Landlord or their agents. Tenant and Landlord agree that their respective property policies covering such loss or damage shall contain a clause to the effect that this release shall not affect said policies or the right of Tenant or Landlord, as the case may be, to recover thereunder and otherwise acknowledging this mutual waiver of subrogation.

                                   ARTICLE XII
                                    CASUALTY

12.1   DEFINITION OF "SUBSTANTIAL DAMAGE" AND "PARTIAL DAMAGE"

       The term "substantial damage," as used herein, shall refer to damage which is of such a character that in Landlord's reasonable, good faith estimate the same cannot, in ordinary course, be expected to be repaired within 90 calendar days from the time that such repair work would commence. Any damage which is not "substantial damage" is "partial damage."

12.2   PARTIAL DAMAGE TO THE BUILDING

       If during the Lease Term there shall be partial damage to the Building by fire or other casualty and if such damage shall materially interfere with Tenant's use of the Premises as contemplated by this Lease, Landlord shall promptly proceed to restore the Building to substantially the condition in which it was immediately prior to the occurrence of such damage.

12.3   SUBSTANTIAL DAMAGE TO THE BUILDING

       If during the Lease Term there shall be substantial damage to the Building by fire or other casualty and if such damage shall materially interfere with Tenant's use of the Premises as contemplated by this Lease, Landlord shall promptly restore the Building to the extent reasonably necessary to enable Tenant's use of the Premises, unless Landlord, within thirty (30) days after the occurrence of such damage, shall give notice to Tenant of Landlord's election to terminate this Lease. If Landlord shall give such notice, then this Lease shall terminate as of the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof. If Landlord has not restored the Premises to the extent required under this Section
12.3 within ninety (90) days after the date of such damage or destruction, such ninety-day period to be extended to the extent of any delays of the completion of such restoration due to matters beyond Landlord's reasonable control, or if the Premises shall be substantially damaged during the last nine (9) months of the Lease Term then, in either such case, Tenant may elect to terminate this Lease by giving written notice of such election to Landlord within thirty (30) days after the end of such ninety-day period and before the substantial completion of such restoration. If Tenant so elects to terminate this Lease, then this Lease and the term hereof shall cease and come to an end on the date that is thirty (30) days after the date that Landlord receives Tenant's termination notice, unless on or before such date Landlord has substantially completed such restoration.

12.4   ABATEMENT OF RENT

       If during the Lease Term the Building shall be damaged by fire or casualty and if such damage shall materially interfere with Tenant's use of the Premises as contemplated by this Lease, a just proportion of the Base Rent payable by Tenant hereunder shall abate proportionately for the period in which, by reason of such damage, there is such interference with Tenant's use of the Premises, having regard to the extent to which Tenant may be required to discontinue Tenant's use of the Premises, but such abatement or reduction shall end if and when Landlord shall have substantially restored the Premises or so much thereof as shall have been originally constructed by Landlord (exclusive of any of Tenant's fixtures, furnishings, equipment and the like or work performed therein by Tenant) to substantially the condition in which the Premises were prior to such damage.

12.5   MISCELLANEOUS

       In no event shall Landlord have any obligation to make any repairs or perform any restoration work under this Article XII if prevented from doing so by reason of any cause beyond its reasonable control, including, without limitation, the requirements of any applicable laws, codes, ordinances, rules, or regulations, the refusal of the holder of a mortgage or ground lease affecting the premises to make available to Landlord the net insurance proceeds attributable to such restoration, or the inadequacy of such proceeds to fund the full cost of such repairs or restoration, but reasonably promptly after Landlord ascertains the existence of any such cause, it shall either terminate this Lease or waive such condition to its restoration obligations and proceed to restore the Premises as otherwise provided herein. Further, Landlord shall not be obligated in any event to make any repairs or perform any restoration work to any alterations, additions, or improvements to the Premises performed by or for the benefit of Tenant (all of which Tenant shall repair and restore) or to any fixtures in or portions of the Premises or the Building which were constructed or installed by or for some party other than Landlord or which are not the property of Landlord. All costs and expenses associated with Landlord's repair obligations under this Article 12 shall be borne by Landlord alone and shall not be included in Operating Costs or capital expenses to be passed on to Tenant.

                                  ARTICLE XIII
                                 EMINENT DOMAIN

13.1   RIGHTS OF TERMINATION FOR TAKING

       If the Premises, or such portion thereof as to render the balance (if reconstructed to the maximum extent practicable in the circumstances) physically unsuitable for Tenant's purposes, shall be taken (including a temporary taking in excess of 180 days) by condemnation or right of eminent domain or sold in lieu of condemnation, or if Tenant's access to the Premises is materially impaired because of such a taking, Landlord or Tenant may elect to terminate this Lease by giving notice to the other of such election not later than thirty
(30) days after Tenant has been deprived of possession.

       Further, if so much of the Building (which may include the Premises) or the Lot shall be so taken, condemned or sold or shall receive any direct or consequential damage by reason of anything done pursuant to public or quasi-public authority such that continued operation of the same would, in Landlord's opinion, be uneconomical, Landlord may elect to terminate this Lease by giving notice to Tenant of such election not later than thirty (30) days after the effective date of such taking.

       Should any part of the Premises be so taken or condemned or receive such damage and should this Lease be not terminated in accordance with the foregoing provisions, Landlord shall promptly after the determination of Landlord's award on account thereof, expend so much as may be necessary of the net amount which may be awarded to Landlord in such condemnation proceedings in restoring the Premises to an architectural unit that is reasonably suitable to the uses of Tenant permitted hereunder. Should the net amount so awarded to Landlord be insufficient to cover the cost of so restoring the Premises, in the reasonable estimate of Landlord, Landlord may, but shall have no obligation to, supply the amount of such insufficiency and restore the Premises to such an architectural unit, with all reasonable diligence, or Landlord may terminate this Lease by giving notice to Tenant within a reasonable time after Landlord has determined the estimated cost of such restoration.

13.2   PAYMENT OF AWARD

       The Landlord shall have and hereby reserves and excepts, and Tenant hereby grants and assigns to Landlord, all rights to recover for damages to the Building and the Lot and the leasehold interest hereby created, and to compensation accrued or hereafter to accrue by reason of such taking or damage, as aforesaid. The Tenant covenants to deliver such further assignments and assurances thereof as Landlord may from time to time request. Nothing contained herein shall be construed to prevent Tenant from prosecuting in any condemnation proceedings a claim for the value of any of Tenant's trade fixtures installed in the Premises by Tenant at Tenant's expense and for relocation expenses, provided that such action shall not affect the amount of compensation otherwise recoverable hereunder by Landlord from the taking authority.

13.3   ABATEMENT OF RENT

       In the event of any such taking of the Premises, the Base Rent or a fair and just proportion thereof, according to the nature and extent of the damage sustained, shall be suspended or abated, as appropriate and equitable in the circumstances.

13.4   MISCELLANEOUS

       In no event shall Landlord have any obligation to make any repairs under this Article XIII if prevented from doing so by reason of any cause beyond its reasonable control, including, without limitation, requirements of any applicable laws, codes, ordinances, rules, or regulations or requirements of any mortgagee. Further, Landlord shall not be obligated to make any repairs to any portions of the Premises or the Building which were constructed or installed by or for some party other than Landlord or which are not the property of Landlord, and Tenant shall be obligated to perform any repairs on and restorations to any alterations, additions, or improvements to the Premises performed by or for the benefit of Tenant.

                                   ARTICLE XIV

14.1   TENANT'S DEFAULT

       (a) EVENTS OF DEFAULT. The following shall be "Events of Default" under this Lease:

       (i) If Tenant shall fail to pay any monthly installment of Rent when due, and such default shall continue for ten (10) days after written notice from Landlord;

       (ii) If Tenant shall fail to timely make any other payment required under this Lease and such default shall continue for ten (10) days after written notice from Landlord;

       (iii) If Tenant shall violate or fail to perform any of the other terms, conditions, covenants or agreements herein made by Tenant, if such violation or failure continues for a period of thirty (30) days after Landlord's written notice thereof to Tenant; provided that, if such violation or failure cannot reasonably be cured within said 30-day period, and provided that Tenant is commences such cure within said 30-day period and diligently pursues its completion, no event of default shall occur;

       (iv) Tenant's becoming insolvent, as that term is defined in Title 11 of the United States Code, entitled Bankruptcy, 11 U.S.C. Section 101 et. seq. (the "Bankruptcy Code"), or under the insolvency laws of any State, District, Commonwealth or Territory of the United States (the "Insolvency Laws");

       (v) the appointment of a receiver or custodian for all or a substantial portion of Tenant's property or assets, or the institution of a foreclosure action upon all or a substantial portion of Tenant's real or personal property;

       (vi) the filing of a voluntary petition under the provisions of the Bankruptcy Code or Insolvency Laws;

       (vii) the filing of an involuntary petition against Tenant as the subject debtor under the Bankruptcy Code or Insolvency Laws, which is either not dismissed within forty-five (45) days of filing, or results in the issuance of an order for relief against the debtor, whichever is earlier;

       (viii) Tenant's making or consenting to an assignment for the benefit of creditors or a common law composition of creditors; or

       (ix) Tenant's interest in this Lease being taken on execution in any action against the Tenant.

       (b) LANDLORD'S REMEDIES. Should an Event of Default occur under this Lease, Landlord may pursue any or all of the following remedies:

       (i) TERMINATION OF LEASE. Landlord may terminate this Lease by giving written notice of such termination to Tenant, whereupon the mailing of such notice of termination addressed to Tenant , this Lease shall automatically cease and terminate and Tenant shall be immediately obligated to quit the Premises. Termination by notice as provided herein shall be effective and complete upon the receipt of notice by Tenant and shall require no further action on the part of Landlord. Any other notice to quit or notice of Landlord's intention to reenter the Premises is hereby expressly waived. If Landlord elects to terminate this Lease, everything contained in this Lease on the part of Landlord to be done and performed shall cease without prejudice, subject, however, to the right of Landlord to recover from Tenant all Annual Rent and Additional Rent and any other sums accrued up to the time of termination or recovery of possession by Landlord, whichever is later.

       (ii) SUIT FOR POSSESSION. Landlord may proceed to recover possession of the Premises under and by virtue of the provisions of the laws of the state in which the Premises are located or by such other proceedings, including reentry and possession, as may be applicable.

       (iii) RELETTING OF PREMISES. Should this Lease be terminated before the expiration of the Term of this Lease by reason of Tenant's default as hereinabove provided, or if Tenant shall abandon or vacate the Premises before the expiration or termination of the Term of this Lease without having paid the full rental for the remainder of such Term, Landlord shall make commercially reasonable efforts to relet the Premises for such rent and upon such terms as are not unreasonable under the circumstances and, if the full Annual Rent and Additional Rent reserved under this Lease (and any of the costs, expenses or damages indicated below) shall not be realized by Landlord, Tenant shall be liable for all damages sustained by Landlord, including, without limitation, deficiency in rent, reasonable attorneys' fees, brokerage fees and expenses of placing the Premises in the condition required at expiration of this Lease,. Landlord, in putting the Premises in good order or preparing the same for rerental may, at Landlord's option, make such alterations, repairs or replacements in the Premises as Landlord, in its sole judgment, considers advisable and necessary for the purpose of reletting the Premises for a similar use, and the making of such alterations, repairs, or replacements shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Provided Landlord has used commercially reasonable efforts to mitigate its damages, Landlord shall in no event be liable in any way whatsoever for failure to relet the Premises, or in the event that the Premises are relet, for failure to collect the rent under such reletting, and in no event shall Tenant be entitled to receive the excess, if any, of such net rent collected over the sums payable by Tenant to Landlord hereunder.

       (iv) ACCELERATION OF PAYMENT. If this Lease is terminated by Landlord following an Event of Default and Tenant shall fail to pay any monthly installment of Rent pursuant to the terms of this Lease, within five (5) days of the date when each such payment is due, for three (3) consecutive months, or three (3) times in any period of twelve (12) consecutive months, then Landlord may, by giving written notice to Tenant, elect to receive, in lieu of any other damages for loss of future rents after the date of termination (reserving to itself all rights as to past due Rent) an amount equal to the present worth (as of the date of such termination) of Rent which, but for the termination of this Lease, would have become due during the remainder of the Term, less the present worth of the fair rental value of the Premises, as determined by an independent real estate appraiser named by Landlord. Such damages shall be payable to Landlord in one lump sum within ten (10) days of such notice and shall bear interest at the Lease Interest Rate until paid. For purposes of this Clause
(iv), "present worth" shall be computed by discounting such amount to present worth at a discount rate equal to the Lease Interest Rate.

       (v) MONETARY DAMAGES. Any damage or loss of rent sustained by Landlord may be recovered by Landlord, at Landlord's option, at the time of the reletting, or in separate actions, from time to time, as said damage shall have been made more easily ascertainable by successive relettings, or at Landlord's option in a single proceeding deferred until the expiration of the Term of this Lease (in which event Tenant hereby agrees that the cause of action shall not be deemed to have accrued until the date of expiration of said Term) or in a single proceeding prior to either the time of reletting or the expiration of the Term of this Lease.

       (vi) CUMULATIVE REMEDIES. In the event of a breach by Tenant of any of the covenants or provisions hereof, Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if reentry, summary proceedings and other remedies were not provided for herein. Mention in this Lease of any particular remedy shall not preclude Landlord from any other remedy, in law or in equity, whether or not mentioned herein. Landlord's election to pursue one or more remedies, whether as set forth herein or otherwise, shall not bar Landlord from seeking any other or additional remedies at any time and in no event shall Landlord ever be deemed to have elected one or more remedies to the exclusion of any other remedy or remedies. Any and all rights and remedies that Landlord may have under this Lease, and at law and in equity, shall be cumulative and shall not be deemed inconsistent with each other, and any two or more of all such rights and remedies may be exercised at the same time insofar as permitted by law. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession of the Premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease, or otherwise.

       (c) WAIVER. If, under the provisions hereof, Landlord shall institute proceedings against Tenant and a compromise or settlement thereof shall be made, the same shall not constitute a waiver of any other covenant, condition or agreement herein contained, nor of any of Landlord's rights hereunder. No waiver by Landlord of any breach of any covenant, condition or agreement herein contained shall operate as a waiver of such covenant, condition, or agreement itself, or of any subsequent breach thereof. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installments of rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or letter accompanying a check for payment of Rent or any other sum be deemed an accord and satisfaction, and

Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or any other sum or so pursue any other remedy provided in this Lease. No reentry by Landlord, and no acceptance by Landlord of keys from Tenant, shall be considered an acceptance of a surrender of the Lease or Premises.

       (d) RIGHT OF LANDLORD TO CURE TENANT'S DEFAULT. If Tenant defaults in the making of any payment or in the doing of any act herein required to be made or done by Tenant, then Landlord may, but shall not be required to, make such payment or do such act, and charge the amount of the expense thereof, if made or done by Landlord, with interest thereon at the rate per annum which is one percent (1%) greater than the Lease Interest Rate. Such payment and interest shall constitute Additional Rent hereunder due and payable with the next monthly installment of Rent; but the making of such payment or the taking of such action by Landlord shall not operate to cure such default or to stop Landlord from the pursuit of any remedy to which Landlord would otherwise be entitled.

       (e) LATE PAYMENT. If Tenant fails to pay any installment of Rent within five (5) days of written notice from the Landlord that it is overdue, such unpaid installment shall bear interest at the rate per annum which is one percent (1%) greater than the Lease Interest Rate. Such late charge and interest shall constitute Additional Rent hereunder due and payable with the next monthly installment of Rent due, or if payments have been accelerated pursuant to this
Article 14, due and payable immediately.

                                   ARTICLE XV
                        THE LANDLORD'S ACCESS TO PREMISES

15.1   THE LANDLORD'S RIGHT OF ACCESS

       The Landlord and its agents, contractors, and employees shall have the right to enter the Premises at all reasonable hours upon reasonable advance notice or any time in case of emergency, for the purpose of inspecting or of making repairs or alterations, to the Premises or the Building or additions to the Building, and Landlord shall also have the right to make access available at all reasonable hours to prospective or existing mortgagees or purchasers of any part of the Building.

       For a period commencing twelve (12) months prior to the expiration of the Lease Term, upon reasonable prior notice, Landlord may have reasonable access to the Premises at all reasonable hours for the purpose of exhibiting the same to prospective tenants.

                                   ARTICLE XVI

16.1   SUBORDINATION

       Upon the written request of Landlord, Tenant shall enter into a recordable agreement with the holder of any present or future mortgage of the Premises, Building or Lot which shall provide that (i) this Lease shall be subordinated to such mortgage, (ii) in the event of foreclosure of said mortgage or any other action thereunder by the mortgagee, the mortgagee (and its successors in interest) and Tenant shall be directly bound to each other to perform the respective undischarged obligations of Landlord and Tenant hereunder (in the case of Landlord accruing after such foreclosure or other action and in the case of Tenant whether accruing before or after such foreclosure or other action), (iii) this Lease shall continue in full force and effect, and (iv) Tenant's rights hereunder shall not be disturbed, except as in this Lease provided. The word "mortgage" as used herein includes mortgages, deeds of trust and all similar instruments, all modifications, extensions, renewals and replacements thereof, and any and all assignments of the Landlord's interest in this Lease given as collateral security for any obligation of Landlord.

                                  ARTICLE XVII
                            MISCELLANEOUS PROVISIONS

17.1   CAPTIONS

       The captions throughout this Lease are for convenience or reference only and shall in no way be held or deemed to define, limit, explain, describe, modify, or add to the interpretation, construction, or meaning of any provision of this Lease.

17.2   BROKERAGE

       Each of Landlord and Tenant warrants that there are no claims for broker's commission or finder's fees in connection with its execution of this Lease or the tenancy hereby created and agrees to indemnify and save the other party harmless from any liability that may arise from such claim, including reasonable attorneys' fees.

17.3   HOLDOVER

       If Tenant remains in the Premises after the termination of this Lease, by its own terms or for any other reason, such holding over shall not be deemed to create any tenancy, but Tenant shall be a tenant at sufferance only, at a daily rate equal to one hundred and fifty percent (150%) of the Rent applicable immediately prior to such termination plus the then applicable additional rent and other charges under this Lease. Tenant shall also pay to Landlord all direct damages sustained by Landlord by reason of any such holding over. Otherwise, such holding over shall be on the terms and conditions set forth in this Lease as far as applicable.

17.4   COUNTERPARTS

       This Lease is executed in any number of counterparts, each copy of which is identical, and any one of which shall be deemed to be complete in itself and may be introduced in evidence or used for any purpose without the production of the other copies.

17.5   CONSTRUCTION AND GRAMMATICAL USAGE

         This Lease shall be governed, construed and interpreted in accordance with the laws of the State of New Hampshire, and Tenant agrees to submit to the personal jurisdiction of any court (federal or state) in said State for any dispute, claim or proceeding arising out of or relating to this Lease. In construing this Lease, feminine or neuter pronouns shall be substituted for those masculine in form and vice versa, and plural terms shall be substituted for singular and singular for plural in any place in which the context so admits or requires. If there be more than one party tenant, the covenants of Tenant shall be the joint and several obligations of each such party and, if Tenant is a partnership, the covenants of Tenant shall be the joint and several obligations of each of the partners and the obligations of the firm.

17.6   SECURITY DEPOSIT

       In the event that a security deposit is required pursuant to the terms of this Lease, Tenant shall deposit with Landlord the Security Deposit which shall be held as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this Lease. It is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this Lease, Landlord may use, apply or retain the whole or any part of such a Security Deposit to the extent required for payment of any Rent or any other sum as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this Lease, including but not limited to any damage or deficiency accrued before or after summary proceedings or other reentry by Landlord, including the costs of such proceeding or reentry and further including, without limitation, reasonable attorney's fees. It is agreed that Landlord shall always have the right to apply the Security Deposit, or any part thereof, as aforesaid, without notice and without prejudice to any other remedy or remedies which Landlord may have, or Landlord may pursue any other such remedy or remedies in lieu of applying the Security Deposit or any part thereof. If Landlord shall use, apply or retain the Security Deposit in whole or in part and the Lease continues or Tenant's occupancy continues in the Premises, Tenant shall within ten (10) days after written notice from the Landlord make such further or other deposit of monies as may be necessary to bring the balance of the deposit to a sum equal to one (1) months rent of the then current Rent. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Lease, the Security Deposit shall be returned to Tenant within forty-five
(45) days after the date fixed as the end of the Lease and after delivery of entire possession of the Premises to Landlord in accordance with the terms of this Lease. In the event of a sale or other transfer of the Building, or leasing of the entire Building including the Premises subject to Tenant's tenancy hereunder, Landlord shall transfer the Security Deposit then remaining to the vendee or lessee and, upon such vendor or lessee's execution of an agreement pursuant to which it agrees to become liable for all of Landlord's obligations hereunder, Landlord shall thereupon be released from all liability for the return of such Security Deposit to Tenant; and Tenant agrees to look solely to the new Landlord for the return of said Security Deposit then remaining. The holder of any mortgage upon the Building or Lot shall never be responsible to Tenant for the Security Deposit or its application or return unless the Security Deposit shall actually have been received in hand by such holder. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the Security Deposit and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

17.7   ENFORCEMENT EXPENSES

       Unless prohibited by applicable law, in the event of an Event of Default by either party hereunder, each of Landlord and Tenant (the "Payor") agrees to pay to the prevailing party in any dispute the amount of all reasonable fees and expenses (including, without limitation, attorneys' fees and costs) incurred by such other party arising out of or resulting from any act or omission by the Payor with respect to this Lease or the Premises, including without limitation, any breach by the Payor of its obligations hereunder, irrespective of whether such other party resorts to litigation as a result thereof.

17.8   NO SURRENDER

       The delivery of keys to any employee of Landlord or to Landlord's agents or employees shall not operate as a termination of this Lease or a surrender of the Premises.

17.9   COVENANT OF QUIET ENJOYMENT

       Subject to the terms and provisions of this Lease and on payment of the Rent, additional rent, and other sums due hereunder and compliance with all of the terms and provisions of this Lease, Tenant shall lawfully, peaceably, and quietly have, hold, occupy, and enjoy the Premises during the term hereof, without hindrance or ejection by Landlord or by any persons claiming under Landlord; the foregoing covenant of quiet enjoyment is in lieu of any other covenant, express or implied.

17.10  NO PERSONAL LIABILITY OF THE LANDLORD

       It is specifically agreed that the obligations of Landlord under this Lease do not constitute personal obligations of Landlord and that Tenant's sole recourse shall be against Landlord's interest in the Building and Lot.

17.11  NOTICES

       Any notice or consent required to be given by or on behalf of either party to the other pursuant to this Lease shall be in writing and shall be addressed, if to Landlord, at the address set forth in Article 1.2 of this Lease, and, if to Tenant, at the address as set forth in Article 1.2 of this Lease, or at such other address as may be specified from time to time in writing sent to the other party by like notice.

       Whenever, by the terms of this Lease, notice shall or may be given either to Landlord or to Tenant, such notice shall be in writing and shall be delivered Federal Express or U.S. Postal Service Express Mail, and shall be deemed received on the delivery date identified in the delivery receipt available from such carrier.

17.12  FINANCIAL INFORMATION

       In the event the shares of Tenant are not publicly traded, it is hereby understood and agreed that, upon Landlord's written request, Tenant will supply to the Landlord, not more frequently than on an annual basis, a copy of Tenant's audited financial statement within ninety (90) days following Tenant's fiscal year end. Any information obtained by Landlord pursuant to the provisions of this Paragraph shall be treated as confidential, except that Landlord may disclose such information to its lenders. [Please note that, as a publicly traded company, this information concerning Enterasys will be readily available to Landlord.]

17.13  RULES AND REGULATIONS

       The Tenant will observe and comply with the Rules and Regulations as attached hereto and made a part hereof, including revisions and additions as the Landlord may from time to time institute.

17.14 CONSENT. Except as expressly stated otherwise, whenever the consent of a party is required pursuant to this Lease, such consent will not be unreasonably withheld, delayed or conditioned.

17.15. ESTOPPEL CERTIFICATES.

       Landlord and Tenant both agree on the Term Commencement Date and from time to time thereafter, upon not less than fifteen (15) days' prior written request by either party to execute, acknowledge and deliver to the other party a statement in writing, certifying that this Lease is unmodified and in full force and effect, that such party has no defenses, offsets or counterclaims against its obligations to pay rent and other charges required under this Lease and to perform its other covenants under this Lease and that there are no uncured defaults of Landlord or Tenant under this Lease (or, if there have been any modifications, that this Lease is in full force and effect, as modified, and stating the modifications, and, if there are any defenses, offsets, counterclaims or defaults, setting them forth in reasonable detail), and the dates to which the Rent and other charges have been paid. Any such statement delivered pursuant to this Section 17.15 may be relied upon by any prospective purchaser or mortgagee of the property which includes the Premises or any prospective assignee of any such mortgagee.

17.16  WHEN LEASE BECOMES BINDING

       Employees or agents of Landlord have no authority to make or agree to make a lease or any other agreement or undertaking in connection herewith. The submission of this Lease for examination and negotiation does not constitute an offer to lease, a reservation of, or option for the Premises and shall vest no right in any party. Tenant or anyone claiming under or through Tenant shall have the rights to the Premises as set forth herein and this Lease becomes effective as a Lease only upon execution, acknowledgment and delivery thereof by Landlord and Tenant, regardless of any written or verbal representation of any agent, manager or employee of Landlord to the contrary.

17.19  MISCELLANEOUS

       Each party hereto has reviewed and revised (or requested revisions of) this Lease, and therefore any usual rules of construction requiring that ambiguities are to be resolved against a particular party shall not be applicable in the construction and interpretation of this Lease or any Exhibits hereto.

17.20  ENTIRE AGREEMENT

       This Lease and the exhibits and any rider attached hereto, set forth all the covenants, promises, agreements conditions, representations and understandings between Landlord and Tenant concerning the Premises and there are no covenants, promises, agreements, conditions, representations or understandings, either oral or written between them other than those herein set forth and this Lease expressly supersedes any proposals or other written documents relating hereto. Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord and Tenant unless reduced to writing and signed by them. Tenant agrees that Landlord and its agents have made no representations or promises with respect to the Premises, or the Building of which the Premises are a part, or the Lot, except as herein expressly set forth.

17.21  NOTICE OF LEASE

       Tenant agrees not to record this Lease, but each party hereto agrees, on the request of the other, to execute a memorandum or notice of lease in form recordable and complying with applicable law, and reasonably satisfactory to Landlord's and Tenant's attorneys. In no event shall such document set forth the rent or other charges payable by Tenant under this Lease; and any such document shall expressly state that it is executed pursuant to the provisions contained in this Lease and is not intended to vary the terms and conditions of this Lease. Any recording costs associated with the Notice of Lease shall be paid by the party requesting recordation. Upon the expiration of this Lease in accordance with its terms, or in the event of an Event of Default giving rise to a termination of this Lease by Landlord, Tenant shall provide an agreement confirming the termination of this Lease and the Notice of Lease in recordable form to Landlord at any time and from time to time, upon the prior written request of Landlord or its successors and assigns. The terms of this paragraph shall survive termination of the Lease.

                                  Article XVIII
                              LANDLORD'S WARRANTIES

       18.1 LANDLORD'S TITLE WARRANTIES. Landlord hereby covenants with Tenant and warrants and represents to Tenant that:

       (a)    Landlord is the sole record owner of the Building and Property;

       (b) Landlord and each person executing this Lease on behalf of Landlord (or in any representative capacity) has full right and lawful authority to execute this Lease and the execution and delivery of this Lease by Landlord does not conflict with or violate or result in breach of any of the provisions of, or constitute a default under, any agreement or instrument to which Landlord is a party or by which any of its properties are bound, or (ii) conflict with or violate any judgment, order, writ, injunction, or decree binding on Landlord, or
(c) conflict with or violate any law, rule, regulation or ordinance applicable to Landlord;

       (c) There is no legal impediment arising out of any matter or out of any building, zoning, fire, health, safety or environmental protection law, or otherwise to the construction and use of the Premises, the common areas, the Property and the Building and the parking lot for their intended purposes and in accordance with the provisions of this Lease, or to the exercise and enjoyment by Tenant of its rights and privileges under this Lease;

       18.2 LANDLORD'S COMPLIANCE WITH CODES. Landlord hereby covenants with Tenant and warrants and represents to Tenant that:

       (a) To the best of Landlord's knowledge and belief that the Premises and the Building and the Property, including the Parking Lot and other common areas are in compliance with all existing health, safety, fire, zoning, building and environmental laws, rules and regulations and Landlord, subject to available waivers or variances, will comply with all existing and future health, safety, fire, zoning, building and environmental laws, rules and regulations during the Term of this Lease.

       (b) In addition to the representations contained in subparagraph (a) above, but not by way of limitation, Landlord represents and warrants that the Building and all public areas or spaces of the Building comprising common areas, including the parking lot, on the Rent Commencement Date will comply with the provisions of the Federal AMERICANS WITH DISABILITIES ACT. 42 USC Section 12101 et SEQ. (ADA)

         IN WITNESS WHEREOF, the parties hereto have executed this instrument under seal as of the date set forth in Section 1.2, above.

LANDLORD: Thomas J. Flatley d/b/a
The Flatley Company


By: /s/ Thomas J. Flatley
    --------------------------------
    Its: President
         Duly Authorized


/s/ Francesca Austin
------------------------------------
WITNESS


TENANT:  Enterasys Networks, Inc.

By: /s/ Robert J. Gagalis
    --------------------------------
    Its: EVP AND CFO
         Duly Authorized


/s/ Thomas A. Loureiro
-----------------------------------
WITNESS


COMMONWEALTH OF MASSACHUSETTS )
                              )  SS.
COUNTY OF NORFOLK             )

October 31,2001.

     Then personally appeared Thomas J. Flatley to me known to be the individual who acknowledged himself to be the President of The Flatley Company, Landlord, and that he, as such, being authorized to do so, executed the foregoing instrument and acknowledged the execution thereof to be his free act and deed for the purposes therein contained.

 IN WITNESS WHEREOF, I hereunto set my hand and official seal at Norfolk County, Braintree, Massachusetts, this 31st day of OCTOBER , 2001.


                                       Notary Public  /s/ Sara Capaccioli

My commission expires: May 19, 2006

STATE OF  NEW HAMPSHIRE)
                       )  SS.
COUNTY OF   STRAFFORD  )

OCTOBER 26, 2001.

       Then personally appeared ROBERT J. GAGALIS to me known to be the individual who acknowledged himself to be the TREASURER AND CFO of ENTERASYS NETWORKS, INC., Tenant, and that he, as such, being authorized to do so, executed the foregoing instrument and acknowledged the execution thereof to be his free act and deed for the purposes therein contained.


IN WITNESS WHEREOF, I hereunto set my hand and official seal at County,
Strafford, New Hampshire.  This  26th Day of  October   , 2001.

Notary Public

/s/ Karen Woodman

My commission expires: April 29, 2003

                              RULES AND REGULATIONS

l. The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors and halls shall not be obstructed or encumbered by any Tenant, nor shall they be used for any purpose other than ingress and egress to and from the Premises. Landlord shall keep the sidewalks and curbs directly in front of said Premises, clean and free from ice and snow.

2. No awnings or other projections shall be attached to the outside walls of the building without the prior written consent of the Landlord. No curtains, blinds, shades or screens shall be attached to, hung in, or used in connection with, any window or door of the Premises, without the prior written consent of the Landlord. Any such awnings, projections, curtains, blinds, shades, screens or other fixtures used by Tenant (if given the prior written consent of the Landlord for such use), shall be of a quality, type, design and color, attached in a manner approved by the Landlord.

3.     Intentionally omitted.

4. The sashes, sash doors, skylights, windows and doors that reflect or admit light and air into the halls, passageways or other public places in the building shall not be covered or obstructed by any Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills.

5. No show cases or other articles shall be put in front of, or affixed to any part of the exterior of the building, nor placed in the halls, corridors, vestibules or fire escapes, without the prior written consent of the Landlord.

6. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags or other substances shall be thrown therein. All damages resulting from any misuses of the fixtures shall be borne by the Tenant who, or whose servants, employees, agents, visitors, or licensees, shall have caused same.

7.     Intentionally omitted.

8. No bicycles, vehicles or animals of any kind shall be brought in or kept about the Premises, and no cooking (other than for employees of Tenant) shall be done or permitted by Tenant on said Premises. No Tenant shall cause or permit any unusual or objectionable odors to be produced upon or permeate from the Premises.

9. No space in the building, except as provided in individual Leases, shall be used for manufacturing, for the storage of merchandise, or for the sale of merchandise, goods or property of any kind at auction.

10. No Tenant shall make, or permit to be made, any unsettling or disturbing noises or disturb or interfere with occupants of this or neighboring buildings or premises' or those having business with them, whether by the use of any musical instrument, radio, talking machine, unmusical noise, whistling, singing, or in any other way. No Tenant shall throw anything out of doors, windows, skylights or down the passageways.

11. No Tenant, nor any of Tenant's servants, employees, agents, visitors or licensees, shall at any time bring or keep upon the Premises any flammable, combustible or explosive fluid, chemical and substance, except for such cleaning, maintenance, office and similar supplies and materials commonly used by tenants in similar premises, reasonably necessary for Tenant's Permitted Use of the Premises.

12. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any Tenant, nor shall any changes be made in existing locks or the mechanism thereof. Each Tenant must, upon the termination of his tenancy, return to the Landlord, all keys for stores, offices and toilet rooms, either furnished to, or otherwise procured by, such Tenant, and in the event of the loss of any keys so furnished, such Tenant shall pay the Landlord the cost thereof. Notwithstanding anything to the contrary contained above, Tenant may install a key-card access control system under its exclusive control on all exterior doors, and may install cameras and other security devised both in the Premises and on the exterior of the Building, provided such installations shall be done in a good and workmanlike manner and all exterior installations shall be approved by Landlord, which approval shall not be unreasonably withheld or delayed.

13.    Intentionally omitted.

14. No Tenant shall occupy or permit any portion of the Premises leased to him to be occupied for the possession, storage, manufacture or sale of liquor, narcotics, or as a barber or manicure shop.

15. Landlord shall have the right to prohibit any advertising by any Tenant which, in Landlord's opinion, tends to impair the reputation of the building or its desirability as a building for offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

16. No Tenant shall install or permit the installation or use of any machines dispensing cigarettes or cigars. Tenant may install machines dispensing food and beverages in the Premises. No food or beverage shall be carried in the public halls and elevators of the buildings, except in closed containers.

17. The Premises shall not be used for lodging or sleeping or for any immoral or illegal purpose.

18. Canvassing, soliciting and peddling in the building is prohibited and each Tenant shall cooperate to prevent the same by notifying the Landlord.

19. There shall not be used in any space or in the public halls of any building, either by a Tenant or by jobbers or others in the delivery of or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards.

                                    EXHIBIT A

                                   Floor Plans




                       [Omitted from this Exhibit 10.12]

                                    EXHIBIT B


Tenant's Work shall be performed in accordance with plans and specifications approved by Landlord, which approval shall not be unreasonably withheld or delayed.

                                    EXHIBIT C

                        TERM COMMENCEMENT DATE AGREEMENT


To be attached to and made a part of that certain Lease Agreement dated _____________________ by and between Thomas J. Flatley d/b/a The Flatley Company, as Landlord, and ______________________________________, as Tenant.

Relative to the Premises located on the _________________________________, and more specifically referred to in the above-mentioned Lease, our records indicate the following pertinent information with regard to same:


             Occupancy Date:

     Term Commencement Date:

          Actual Term Dates:

     Rent Commencement Date:


If you concur with the above, please acknowledge by signature below, retaining one (l) copy of this Agreement for your files and returning the other to my attention, at your earliest possible convenience.

TERM COMMENCEMENT DATE AGREEMENT
PAGE TWO


Should this Term Commencement Date Agreement not be executed and returned to Landlord within thirty (30) days of its receipt by Tenant, said dates as specified herein shall hereby be deemed assented to by the Tenant.

Sincerely yours,




Lease Administration
COMMERCIAL/INDUSTRIAL DIVISIONS




cc:

CERTIFIED MAIL - RETURN RECEIPT REQUESTED
P


        The foregoing is hereby acknowledged and agreed.



TENANT:


---------------------      -----------------------------
WITNESS  By:
         Its:

                Duly Authorized